Exhibit 14.1

Deloitte.

Deloitte Accountants Busitel Orlyplein 10 1043 DP Amsterdam P.O. Box 58110 1040 HC Amsterdam The Netherlands Tel: +31 (20) 5824000 Fax: +31 (20) 5824026 www.deloitte.nl

Date	From	Reference
March 18, 2004	Karel Bakkes	OML\114\1142900\le9999

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-07111, 33-07109, 333-87262, 333-11060, 33-6184, 33-6185, 33-6186, 33-78628 and 33-93026 of ASM International N.V. on Form S-8 and Registration Statement No. 333-08080, 333-11502, 333-11234 and 333-107339 of ASM International N.V. on Form F-3 of our report dated February 24, 2004, except for Note X, as to which the date is February 29, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of a new accounting principle in 2002), and of our report dated February 24, 2004 relating to the consolidated financial statement schedules, appearing in and incorporated by reference in this Annual Report on Form 20-F of ASM International N.V., for the year ended December 31, 2003.

/s/ Deloitte Accountants